As filed with the Securities and Exchange Commission on May 5, 2000

                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    Form SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                         Sunrise Software Systems, Inc.
                 (Name of small business issuer in our charter)
                              --------------------
                              Texas 6770 75-2589397
                                ----- ----------
    (State of jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)
                              --------------------
                                753 Bandit Trail
                             Fort Worth, Texas 76180

                                 (817) 577-4726

               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                          Bonita S. Clifton, President
                                753 Bandit Trail

                             Fort Worth, Texas 76180

                                 (817) 577-4726

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and name, address and telephone number of agent for service)

                          Copies of Communications to:
                             Kevin S. Woltjen, P.C.
                          900 Jackson Street, Suite 600
                               Dallas, Texas 75202

                             Telephone: 214-712-5673
                             Facsimile: 214-712-5674

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If this Prospectus is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

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



If this Prospectus is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Prospectus is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



                                          CALCULATION OF REGISTRATION FEE

Title of each class of securities             Amount of                Proposed                   Amount of
to be registered                              securities to be         maximum                    registration
                                              registered at            aggregate                  fee
                                              $0.10 per share          offering price
--------------------------------------------  -----------------------  -------------------------  ----------------------
Common stock, no par value,                          1,000,000                 $100,000                   26.40
per share
============================================  =======================  =========================  ======================

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant will file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                SUBJECT TO COMPLETION DATED ______________, 2000

                                   Prospectus

                                1,000,000 SHARES

                         SUNRISE SOFTWARE SYSTEMS, INC.

                                  COMMON STOCK

The information in this Prospectus is not complete and may be changed. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The delivery of this Prospectus or a sale of the mentioned securities shall not create an implication that there has been any change in the information in this Prospectus. If a material change does occur, however, this Prospectus will be amended or supplemented accordingly for all existing shareholders and prospective investors.

Our common stock has never been traded or been quoted over-the-counter or on any exchange.

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



We were incorporated as Sunrise Software Systems, Inc. to design and develop computer software to assist specialized professionals and businesses in operating their businesses more efficiently. We are no longer actively involved in the design and development of computer software and have had limited operations to date. We are therefore a blank check company as defined in Rule 419 of Regulation C as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

This Prospectus relates to our offer and sale of a maximum of 1,000,000 shares of our common stock, no par value. Because we are a blank check company, this offering is subject to the provisions of Rule 419. Accordingly, the offering proceeds and the securities purchased by investors, less 10% of the deposited funds which will be delivered to us as permitted by Rule 419, will be held in an escrow account subject to the satisfaction of the provisions of Rule 419.

The funds and securities deposited into the escrow account may not be released until an acquisition meeting certain specified criteria has been made and a sufficient number of investors reconfirm their investment accordingly. Pursuant to Rule 419, a new prospectus or Re-Offer Prospectus describing the acquisition candidate and its business and including audited financial statements, will be delivered to all investors prior to consummation of an acquisition. Unless a sufficient number of investors (sufficient in number to permit an acquisition of a business or asset having a value of 80% of the maximum offering proceeds) elect to remain investors, all investors will be entitled to the return of a pro-rata portion of the deposited funds (and any interest earned or dividends paid thereon) and none of the deposited securities will be issued to investors. If a sufficient number of investors elect to remain investors, the acquisition described in the Re-Offer Prospectus will be consummated; however, we must return the pro-rata portion of the deposited funds (and any interest earned or dividends paid thereon) to any investor who does not elect to remain an investor. In the event an acquisition is not consummated within 18 months of the effective date of the Registration Statement of which this Prospectus is a part, the deposited funds (and any interest earned or dividends paid thereon) will be returned to investors.

See "Investors' Rights and Substantive Protection under Rule 419."

These securities are highly speculative, involve a high degree of risk and immediate substantial dilution. See "Risk Factors" beginning on page 12. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares are being offered directly by us on a best efforts basis. See "Distribution of Securities." All offers and sales of Shares shall be effected only by our officers and directors who are not required to register as broker/dealers and each is permitted to offer securities under applicable local law. See "Risk Factors."

                PROHIBITION AGAINST SELLING DEPOSITED SECURITIES

No public trading market for the common stock exists. Rule 15g-8 under the Exchange Act makes it unlawful for any person to sell or offer to sell the securities deposited in an escrow account (or any interest in or related to the deposited securities). Thus, investors are prohibited

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



from making any arrangements to sell the deposited securities until they are released from the escrow account. Additionally, no shares of the common stock can be effected during the term of the Rule 419 escrow.

We have no present plans, proposals, arrangements or understandings with any person with regard to the development of a trading marking for the common stock offered hereby. Management does not intend to undertake any efforts to cause a market to develop in the common stock until such time as we have successfully implemented our business plan described herein. There can be no assurance that any trading market in the Shares will develop hereafter, or if it does develop, that it will be sustained.

The public offering price has been arbitrarily determined by us and bears no relationship to our assets, prospective earnings, book value or any other recognized criteria of value. This offering will be conducted by us without the use of a professional underwriter or securities dealer. See "Risk Factors" and "Distribution of Securities."

                           STATE SECURITIES REGULATION

This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of these securities in a jurisdiction where it is unlawful to make such an offer or solicitation in such jurisdiction.

We intend to offer and sell shares only in the states of Colorado, Minnesota, North Dakota and Texas, to the extent and pursuant to their respective registration requirements or limited offering exemptions. The shares are offered by us subject to prior sale, acceptance of an offer to purchase, withdrawal, cancellation or modification of the offer, without notice. We reserve the right to reject any offer in whole or in part, for the purchase of any of the shares offered hereby.

In order to subscribe for Shares, a Subscription Application and a check made payable to Charter Escrow as escrow agent, must be submitted to us at 753 Bandit Trail, Fort Worth, Texas 76180.

                              AVAILABLE INFORMATION

We intend to furnish to our stockholders annual reports containing financial statements audited and reported upon by our independent public accounting firm and intend to make available quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

We have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act with respect to the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be examined at the Commission's principal office 450 Fifth Street, N.W., Washington, D. C. 20549, where copies may be obtained upon payment of the fees prescribed by the Commission. Descriptions contained in this Prospectus as to the contents of any contract or other documents filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document. We will provide without charge to each person who receives a Prospectus, upon written request of such person, a copy of any of the information that is incorporated by reference in the Prospectus.

All offerees and subscribers will be asked to acknowledge in the subscription agreement that they have read this Prospectus carefully and thoroughly, they were given the opportunity to obtain additional information; and they did so to their satisfaction.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................8

ABOUT OUR COMPANY..............................................................8

INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419...................10

RISK FACTORS..................................................................12

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS ............................21

USE OF PROCEEDS...............................................................22

MARKET PRICE FOR OUR COMMON STOCK.............................................22

DIVIDENDS.....................................................................23

BUSINESS......................................................................23

MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATION.................25

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE..........................................................27

MANAGEMENT....................................................................27

EXECUTIVE COMPENSATION........................................................28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................29

PRINCIPAL STOCKHOLDERS........................................................30

PLAN OF DISTRIBUTION..........................................................31

DESCRIPTION OF SECURITIES.....................................................31

LEGAL MATTERS.................................................................32

EXPERTS.......................................................................32

WHERE YOU CAN FIND MORE INFORMATION...........................................32

TRANSFER AGENT AND ESCROW AGENT...............................................33

FINANCIAL STATEMENTS..........................................................33


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




PART II

     INFORMATION NOT REQUIRED IN PROSPECTUS...................................34
     ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS...................34
     ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION....................34
     ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES.....................35
     ITEM 27.     EXHIBITS....................................................35
     ITEM 28.     UNDERTAKINGS................................................36

SIGNATURES....................................................................38

POWER OF ATTORNEY.............................................................38

INDEX TO EXHIBITS.............................................................39

                               PROSPECTUS SUMMARY

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire Prospectus carefully, including the risk factors beginning on page 12 and our financial statements and the notes to those statements appearing elsewhere in this Prospectus and the information under "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Except as otherwise required by the context, references in this Prospectus to "we," "our" and "us" refer to Sunrise Software Systems, Inc.

                                ABOUT OUR COMPANY

Sunrise Software Systems, Inc., a Texas corporation, was incorporated under the laws of the State of Texas on March 10, 1995 to engage in the design and development of computer software focusing on the needs of professional writers, various collectors, entertainers and restaurant owners. Due to lack of profitability, we are no longer actively involved in the design and development of computer software and are a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

We intend to effect a merger, exchange of capital stock, asset acquisition or other similar business combination or acquisition with a business entity which has not yet been identified. Other than general corporate activities, including but not limited to the negotiation and consummation of a business combination, we will not engage in any substantive commercial business immediately following this blank check offering until such time as we have effected a business combination.

We have no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company. We have not identified any specific business or company for investigation and evaluation.

Our executive offices are located at 753 Bandit Trail, Fort Worth, Texas 76180, and our telephone number is (817) 577-4726.

The Offering

The offering is being conducted as a blank check offering in accordance with Rule 419. A maximum of 1,000,000 Shares are being offered for sale hereby at a price of $0.10 per Share. The Shares are being offered on a best efforts basis. To subscribe for Shares, a Subscription Application and a check made payable to Charter Escrow as escrow agent, should be forwarded to us at 753 Bandit Trail, Fort Worth, Texas 76180. All offers and sales of Shares will be only to residents of the states of Colorado, Minnesota, North Dakota, and Texas, if the shares are registered, or exempt from registration, in such states. Offers and sales of shares shall be effected only by our officers and directors who are not required to register as broker/dealers and are permitted to offer securities under applicable local law. No one shall receive any compensation for services in connection with the sales of Shares. Our officers and directors may, but are not obligated to, purchase shares in this offering.

There are 2,776,200 shares of common stock issued and outstanding. Upon completion of this offering, there will be 3,776,200 shares of Common Stock issued and outstanding.

At the completion of this offering, our present shareholder(s) will own approximately 73% of the then outstanding shares if the maximum number of Shares is sold and assuming they do not acquire any Shares in the offering.

We may, in our sole discretion, terminate the offering at any time prior to the sale of the maximum number of shares.

Rule 419

We are conducting the offering as a blank check offering subject to Rule 419. Under Rule 419, securities sold by us and funds paid for such securities, will be deposited and held in a Rule 419 escrow until an acquisition meeting specific criteria is completed. Before the acquisition can be completed and before the deposited funds and deposited securities can be released from escrow, we are required to amend the registration statement of which this Prospectus is part, with a post-effective amendment, and, within the 5 days after the effective date thereof, furnish investors with this post-effective amendment containing the terms of a reconfirmation offer (the "Reconfirmation Offer") and information regarding the proposed acquisition candidate and its business, including audited financial statements.

Pursuant to Rule 419, an investor must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm his investment and remain an investor or alternatively, require the return of his investment (plus any interest earned or dividends paid thereon), less any amounts delivered to us as permitted under Rule 419. Any investor not making any decision within said 45 day period will automatically have his investment funds returned within 5 business days. Rule 419 further provides that if we do not complete an acquisition meeting the specified criteria within 18 months of the effective date, all of the deposited funds (and any interest earned or dividends paid thereon) in the Rule 419 escrow must be returned to investors within 5 business days. If the offering period is extended to its limit (180 days), we will have only 12 months in which to consummate a merger or acquisition.

Determination of Offering Price

The offering price of $0.10 per Share has been arbitrarily determined by us. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among the factors considered by us in determining the offering price were estimates of our business potential, our limited financial resources, the amount of dilution to public investors and the general conditions of the securities market.

           INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

Pursuant to Rule 419, the deposited funds, after deduction of 10% of the offering proceeds which will be delivered to us, and the deposited securities are to be deposited into and held in the Rule 419 Escrow Account ("Escrow"). The Escrow is governed by an agreement which contains certain terms and provisions specified by the Rule 419. Under Rule 419, the deposited funds and deposited securities will be released to us and to the investors, respectively, only after we have:

(1) Executed an agreement for the consummation of a business combination meeting certain prescribed criteria; and

(2) Filed a post-effective amendment to this Registration Statement which includes the terms of a Reconfirmation Offer, and other prescribed information regarding the acquired business including audited financial statements; and

(3) Conducted the Reconfirmation Offer in accordance with the provisions of Rule 419 and the requisite number of investors (sufficient in number to permit an acquisition of a business or asset having a value of 80% of the maximum offering proceeds) have elected to remain stockholders. In the event, the foregoing conditions are satisfied we will submit a signed representation to the escrow agent that the requirements of Rule 419 have been satisfied and that the business combination has been (or is being) consummated. The escrow agent can then release the deposited funds and deposited securities.

Accordingly, we have entered into an escrow agreement which provides, among other things, that:

(1) All funds raised in the offering be deposited into the Rule 419 Escrow maintained by the escrow agent, Charter Escrow, promptly upon receipt of such funds. The deposited funds and interest or dividends thereon, if any, are to be held for the sole benefit of the investors, except for the 10% we will receive, and shall only be invested in bank deposits, in money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

(2) All Shares and any other securities issued during the escrow period, with respect to such Shares, including securities issued with respect to stock splits, stock dividends or similar rights, are to be deposited directly into the Rule 419 Escrow promptly upon issuance. The identity of the investors are to be included on the stock certificates or other documents evidencing the deposited securities. The deposited securities held in the Rule 419 Escrow are to remain as issued and deposited and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the deposited securities held in their names. The deposited securities held in the Rule 419 Escrow may not be transferred, disposed of nor any interest created therein other than by will or the laws of descent and distribution, or pursuant to a court order issued in conjunction with or as part of a divorce judgment.

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



Prescribed Acquisition Criteria

Rule 419 requires that we must execute an agreement to acquire an acquisition candidate(s) meeting specified criteria before the deposited funds and the deposited securities be released. The agreement(s) must provide for the acquisition(s) of a business(es) or assets for which the fair value of the business or net assets represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses, dealer allowances payable to non-affiliates and amounts permitted to be delivered to us. The agreement(s) must include, as a condition precedent to their consummation, a requirement that a sufficient number of investors confirm their investment so as to permit consummation of a business combination satisfying the criteria of Rule 419.

Post Effective Amendment

Once the agreement governing a business combination meeting the above criteria has been executed, we must update the registration statement with a post-effective amendment. The post-effective amendment must contain information required by the applicable registration form concerning the acquired business including our financial statements and the acquired business as required thereby, the results of this offering, and the use of the funds disbursed from the Rule 419 Escrow. The post-effective amendment must also include the terms of the Reconfirmation Offer. The Reconfirmation Offer must include certain prescribed conditions which must be satisfied before the deposited funds and deposited securities can be released from the Escrow.

Reconfirmation Offer

The Reconfirmation Offer must commence within five (5) business days after the effective date of the post-effective amendment. The Reconfirmation Offer must provide:

(1) A copy of the prospectus contained in the post-effective amendment which must be sent to each investor whose securities are held in the Rule 419 Escrow within 5 business days after the effective date of the post-effective amendment.

(2) Each investor with no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

(3) That the pro-rata portion of the deposited funds (and any related interest or dividends) held in Escrow on such investor's behalf be returned to the investor within 5 business days by first class mail or other equally prompt means if we do not receive written notification from an investor within 45 business days following the effective date.

(4) That the business combination may be consummated only if a sufficient number of investors (sufficient in number to permit an acquisition of a business or asset having a value of 80% of the maximum offering proceeds) elect to reconfirm their investment.

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



(5) That if a business combination is not consummated within 18 months after the effective date of the initial registration statement, the deposited funds and any related interest or dividends held in the Rule 419 Escrow be returned to all investors on a pro- rata basis within 5 business days by first class mail or other equally prompt means and the Deposited Securities will be returned to us.

Release of Deposited Securities and Deposited Funds

The deposited funds may be released to us and the shares released to investors after:

(a) we have executed an agreement for a business combination for which the fair value of the business represents at least 80% of the maximum offering proceeds and have filed the required post-effective amendment;

(b) the post-effective amendment has been declared effective, the mandated Reconfirmation Offer having the conditions prescribed by Rule 419 has been completed and we have satisfied all of the prescribed conditions of the Reconfirmation Offer;

(c) a sufficient number of investors (sufficient in number to permit an acquisition of a business or asset having a value of 80% of the maximum offering proceeds) have reconfirmed their investments; and

(d) the business combination described in paragraph (a) above has been consummated.

If an investor elects not to reconfirm an investment, his subscription amount (less any amount permitted to be and actually delivered to us) plus any interest earned thereon will be returned to such investor. If a business combination is not consummated within 18 months of the date of the Prospectus, his subscription amount (less any amount permitted to be and actually delivered to us) together with interest earned thereon will be returned to each investor in accordance with his subscription agreement.

                                  RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should carefully consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing. The following risk factors are interrelated and, consequently, investors should treat such risk factors as a whole.

                     Risk Factors Specific To Our Operations

Our Limited Operating History Can Provide No Assurances of Future Success.

We were incorporated to engage in the design and development of software for specialized professionals and businesses. We are no longer involved in the design and development of software and have had limited operations to date. As a result, we are in the early formative and development stage. Potential investors should be aware of the difficulties normally encountered by a new enterprise. There is nothing at this time upon which to base an assumption that our business plan will prove successful, and there is no assurance that we will be able to operate profitably. We have limited resources and have had no revenues to date.

No Agreement for a Business Combination or Other Transaction Exists and There Can Be No Assurance That We Will Find One.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture or acquisition of a private entity. There can be no assurance we will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluations.

The Speculative Nature of Our Proposed Operations makes an Evaluation of Us Very Difficult.

The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combinations with entities having established operating histories, there can be no assurance that we will be successful in locating candidates meeting such criteria. In the event we complete a business combination, of which there can be no assurance, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

We Have Not Identified the Existence of Demand for Public Merger or Acquisition Candidates, Which Precludes Assurances That Our Business Will Succeed.

We have not identified that a market exists for companies seeking to merge or acquire unidentified business entities. We have neither conducted nor received from others any results of market research concerning the feasibility of a business combination with an unidentified business. Therefore, management has no assurance that market demand exists for an acquisition or merger.

Competition for Business Opportunities and Combinations May Be Fierce and Prevent the Execution of Our Merger/Acquisition Goals.

We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for us. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies.

Management's Discretionary Use of Proceeds Prevents a Meaningful Review of the Usages of Funds We Seek to Raise from this Offering.

Although substantially all of the net proceeds of this offering are intended generally to be applied toward effecting a business combination, such proceeds are not otherwise being designated for any more particular purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. There can be no assurance that determinations ultimately made by us relating to the specific allocation of the net proceeds of this offering will permit us to achieve our business objectives.

As We May Merge With Operations in Foreign Countries, a Meaningful Review of Operational Risks Abroad Is Not Possible.

Our business plan is to seek to acquire or merge with potential businesses that may, in the opinion of Management, warrant our involvement. Management's discretion is unrestricted, and we may participate in any business whatsoever that may in the opinion of Management meet the business objectives discussed herein. Therefore, we may effectuate a Business Combination with another business outside the United States. We have not limited the scope of our search to a particular region or country. Accordingly, to the extent that the acquired business may be located or operate in a foreign jurisdiction, our operations may be adversely affected to the extent of the existence of unstable economic, social and/or political conditions in such foreign regions and countries.

Our Proposed Operations, Even if Successful, Will Likely Result in Engaging in a Business Combination With Only One Business Opportunity, Which Will Prevent Diversification of Risk.

Our proposed operations, even if successful, will likely result in engaging in a business combination with only one business entity. Our activities will be limited to those of the business entity with which we merge or acquire. Our inability to diversify our activities into a number of areas may subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

We Are Highly Dependent on Our Executive Officers, the Loss of Any of Whom Could Have an Adverse Impact on Our Future Operations.

We are largely dependent upon the personal efforts of Bonita S. Clifton and David Clifton for the successful implementation of our business plan and the execution of our planned merger and/or acquisition operations. The loss of either of these persons could have a material adverse effect upon our business and prospects. We do not presently have key-man life insurance upon the life of any of our officers, directors or key personnel.

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



General Liability Exposure.

We do not carry a general liability insurance policy.

Casualty Loss Exposure.

We do not possess any property casualty insurance for our office facility located at the home of our President, Bonita S. Clifton, though she maintains homeowners insurance on the property.

Although a Change of Control May Occur, We Do Not Know Who Will Assume Control.

In the event that we effect a business combination by issuing additional common stock, our present stockholders may no longer have control. The successful completion of this transaction could result in a change in our control due to the issuance of a large percentage of our authorized but unissued securities or the sale by the present stockholders of all or a portion of their stock or a combination thereof. Although we have no present plans, understandings or arrangements with respect to any business combination, the successful completion of such a transaction could result in a change in our control. This could result from the issuance of a large percentage of our authorized securities or the sale by the present stockholders of all or a portion of their stock or a combination thereof. Any change in control may also result in the resignation or removal of our present officers and directors. Since we do not know who may acquire control, we cannot present possible managerial replacements or risks associated with them.

To  the  Extent  the  IRS  or  State  Tax  Authorities   Ultimately  Prevail  in
Recharacterizing the Tax Treatment of a Business Combination, There May Be Adverse Tax Consequences to Us, the Acquired Business and their Respective Stockholders.

As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. We will evaluate the possible tax consequences of any prospective business combination and endeavor to structure a business combination to achieve the most favorable tax treatment to us, the acquired business and their respective stockholders. There can be no assurance, however, that the Internal Revenue Service or appropriate state tax authorities will ultimately assent to our tax treatment of a consummated business combination.

We Will Be Required to Satisfy Reporting Requirements, Including Unaudited Financial Statements, Which May Delay, Hinder or Preclude Acquisition.

We intend to become subject to Section 13 of the Securities Exchange Act of 1934, which requires disclosure of certain information about significant acquisitions, including financial statements for the company acquired. Any potential business opportunity must provide audited financial statements for review before we will evaluate it as a merger or acquisition candidate. The time and additional costs that may be incurred to prepare such information may significantly delay or essentially preclude consummation of an otherwise desirable acquisition. Acquisition prospects that do not have or are unable to obtain the required information may become disinterested in us as a result of these requirements.

Our Capital Requirements May Require Additional Financing Which May Not Be Available.

We anticipate having sufficient working capital to satisfy our operating expense for a period of at least 18 months. However, no assurance may be given that the proceeds from the offering will be sufficient to allow us to realize our goals and engage in a business venture chosen by our management. If our cash resources prove to be insufficient, we may be required to seek additional debt or equity financing to fund the costs of continuing operations until we achieve positive cash flow. We have no current commitments or arrangements for additional financing and there can be no assurance that any additional debt or equity financing will be available to us on acceptable terms, or at all.

We May Acquire a Business With Obligations Requiring Additional Financing.

An acquired business may already have previously incurred debt or equity financing which it may not be able to satisfy. Such an entity would require an infusion of capital we might not be able to satisfy.

The Possible Need To Finance an Acquired Business May Severely Impair Our Operations.

As we have not identified any prospective acquired business candidates, it is possible that we may engage in a business combination with an entity which requires additional financing. To the extent we engage in a business combination with an entity requiring additional financing, such additional financing (which could be derived from the public or private offering of other securities or from the acquisition of debt through conventional bank financing), may not be available, due to, among other things, this acquired entity having insufficient
(i) credit or operating history; (ii) income stream; (iii) profit level; (iv) asset base eligible to be collateralized; or (v) market for its securities.

We Do Not Face Limits in Pursuing Debt Financing Options.

There are currently no limitations on our ability to borrow funds to effect a business combination or finance the operations of any acquired business. The amount and nature of any attempted borrowings by us will depend on numerous factors, including our capital requirements, our perceived ability to meet debt services on any such borrowings, and then-prevailing conditions in the financial markets as well as general economic conditions. There can be no assurance that debt financing, if required or otherwise sought, will be available on terms deemed to be commercially acceptable or in our best interest.

Our Cash Position May Not Support Any Debt Financing Obligations.

To the extent that debt financing ultimately proves to be available, any borrowings may subject us to various risks traditionally associated with incurring of indebtedness, including a risk of default, foreclosure, acceleration of indebtedness, interest rate fluctuations, demand for payment at times of low cash reserves, and the possible need to seek other financing to satisfy previous financing requirements.

The Possible Issuance of Additional Shares May Reduce the Ownership and Voting Power of the Other Stockholders and May Result in a Change of Our Control.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock and 50,000,000 shares of Preferred Stock. Upon the sale of the maximum number of Shares offered hereby, approximately 97% of our authorized shares of common stock will remain unissued. Our Board of Directors has the power to issue any or all of such additional shares without stockholder approval. We presently anticipate that we may choose to issue a substantial amount of such shares to acquire business interests or other types of property in the future. Although we presently have no commitments, contracts or intentions to issue any additional shares, we may issue shares for the purpose of raising additional capital. Potential investors should be aware that any such stock issuances may result in a reduction of the book value or market price, if any, of the then outstanding shares. If we issue additional shares, such issuance will reduce the proportionate ownership and voting power of the other stockholders. Also, any new issuance of shares may result in a change of our control.

We May Be Deemed to Be Subject to Investment Company Act Considerations Which May Result in Additional Regulatory Restrictions and Costly Obligations.

The regulatory scope of the Investment Company Act of 1940, as amended, which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends generally to companies engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be characterized as an investment company but which, nevertheless, engages in activities which may be deemed to be within the definitional scope of certain provisions of the Investment Company Act.

There can be no assurance that we will not be deemed to be an investment company, especially during the period prior to a business combination, although we intend to take all measures possible to avoid such classification. In the event we are deemed to be an investment company, we may become subject to certain restrictions relating to our activities, including restrictions on the nature of our investments and the issuance of securities. In addition, the Investment Company Act imposes certain requirements on companies deemed to be within its regulatory scope, including registration as an investment company, adoption of a specific form of corporate structure and compliance with certain burdensome reporting, record keeping, voting, proxy, disclosure and other rules and regulations. In the event we are characterized as an investment company, our failure to satisfy regulatory requirements, whether on a timely basis or at all, would, under certain circumstances, have a material adverse affect on us. We intend to take all measures possible to avoid such characterization.

    Risk Factors Associated with Companies Attempting Blank Check Offerings.

Blank Check Offerings Have Several Disadvantages.

We may enter into a business combination with an entity that desires to establish a public trading market for its shares. A business entity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with us. Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders and the inability or unwillingness to comply with various federal and state securities laws enacted for the protection of investors. These securities laws primarily relate to provisions regarding the registration of securities which require full disclosure of our business, management and financial statements.

Rule 419 Imposes a Variety of Restrictions Which May Deter or Prevent Outside Interest in Our Business.

We hope to conduct a blank check offering pursuant to the terms of Rule 419. Rule 419 contains a variety of restrictions upon our use of any proceeds we may receive from the intended offering. Rule 419 generally requires that the securities to be issued and the funds received in a blank check offering be deposited and held in an escrow account until an acquisition meeting specified criteria is completed. Before the acquisition can be completed and before the funds and securities can be released, the blank check company is required to update the registration statement with a post-effective amendment. Within 5 business days after the effective date of any such post-effective amendment, we are required to furnish investors with the Prospectus produced thereby containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors then have no fewer than 20 and no more than 45 days from the effective date of the post-effective amendment to decide to remain an investor or require the return of their investment funds. Any investor not making any decision within said 45 day period is to automatically receive a return of his investment funds within 5 business days. Unless investors sufficient in number to permit an acquisition of a business or asset having a value of 80% of the maximum offering proceeds elect to remain investors, the consummation of an acquisition of or merger with a target business would be prevented, all of the deposited funds in the escrow must be returned to all investors and none of the securities will be issued. Consequently, notwithstanding the fact that investors of a majority of the proceeds raised may be in favor of a prospective business combination, such investors may nevertheless have to accept the return of their investment in accordance with Rule 419, if investors representing more than 20% of the proceeds raised do not reconfirm their investment.

Rule 419 further provides that if we do not complete a qualified acquisition within 18 months of the effectiveness of our initial registration statement, all of the deposited funds in the Rule 419 Escrow must be returned to investors.

              Risks Associated with an Investment in This Offering.

The Offering Price Was Arbitrarily Determined.

We have arbitrarily determined the offering price. It therefore may not necessarily bear any relationship to established valuation criteria such as assets, book value or prospective earnings. Factors we considered included our lack of operating history, the proceeds to be raised by the offering, the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders, and the current market conditions in the over-the-counter market.

We Have Not Declared and Do Not Intend to Declare Dividends.

Any investor who purchases our common stock should not anticipate receiving any dividends on the common stock at any time in the foreseeable future. Payment of dividends is within the absolute discretion of our board of directors. We have not paid dividends nor, by reason of our contemplated financial requirements, do we anticipate paying any dividends upon our common stock at any time in the future.

The Return of Total Subscription Proceeds Is Not Guaranteed.

Rule 10b-9 of the Exchange Act provides for a guaranteed return of proceeds in contingent offerings when a certain minimum number of securities offered is not sold. This offering does not qualify as a contingent offering because the securities in this offering are being offered on a best efforts basis. The rights of the subscribers to a return of the subscription proceeds (together with interest thereto) will be governed by Rule 419, which allows for 10% of the proceeds to be released to us. Accordingly, if we file a post-effective amendment with respect to the Reconfirmation Offer, it is possible that if enough investors (sufficient in number to permit an acquisition of a business or asset having a value of 80% of the maximum offering proceeds) reconfirm their investment, to the extent that there are subscribers who do not reconfirm their investment, we may effect the Acquisition with less than the maximum number of Shares being distributed to the Stockholders and less than the full amount of the offering proceeds being released to us. This may adversely affect our ability to realize our goals.

No Secondary Market May Ever Exist for Shares of Our Stock and Investors in this Offering May Be Forced to Hold the Shares Indefinitely.

No public trading market for our common stock has ever existed. There can be no assurance that an active trading market will develop or that purchasers of the shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. Any future market price of the shares may be affected significantly by factors such as announcements by us or our competitors, variations in our results of operations, and market conditions. Movements in prices of other stocks may also affect the market price in general. As a result of these factors, purchasers of the shares offered hereby may not be able to liquidate an investment in the shares readily or at all.

We May Sell Shares Pursuant to State Exemptions, Which May Not Facilitate Secondary Trading.

We intend to attempt to register the securities offered hereby with at least the states of Colorado, Minnesota, North Dakota and Texas. The securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state blue sky restrictions upon new investors to purchase the securities which could reduce the size of the potential market. Some states attempt to restrict the trading or resale of blind-pool or blank-check securities. Accordingly, investors should consider any potential secondary market for our securities to be very limited and speculative.

Any Future Trading Market in Our Common Stock May Be Diminished by Sales of Shares Which Cannot Currently Be Sold Without Registration.

Of the 100,000,000 shares of our common stock authorized for issuance, there are presently 2,776,200 shares issued and outstanding. All of these are restricted securities as that term is defined under the Act, and in the future may be sold in compliance with Rule 144 of the Act, or pursuant to a Registration Statement filed under the Act. Investors should be aware that sales of our common stock under Rule 144, or made pursuant to a Registration Statement filed under the Act, may have a depressive effect on any future market price of our securities which may develop.

Our Common Stock May Be Subject to the Penny Stock Reform Act. This May Impair the Development or Continuance of a Trading Market of Our Common Stock.

Congress enacted the Penny Stock Reform Act of 1990 to counter fraudulent practices common in penny stock transactions. Rule 3a51-1 of the Securities Exchange Act of 1934 defines a penny stock as an equity security that is not, among other things: (a) a reported security (i.e., listed on certain national securities exchanges); (b) a security registered or approved for registration and traded on a national securities exchange that meets certain guidelines, where the trade is effected through the facilities of that national exchange;
(c) a security listed on the NASDAQ National Market System; (d) a security of an issuer that meets certain minimum certified financial requirements (net tangible assets in excess of $2,000,000 (if the issuer has been continuously operating for more than three years) or $5,000,000 (if the issuer has been continuously operating for less than three years), or average revenue of at least $6,000,000 for the last three years); or (e) a security with a price of at least $5.00 per share for the transaction in question or that has a bid quotation (as defined in the Rule) of at least $5.00 per share. Under Rule 3a51-1, our common stock falls within the definition of a penny stock.

Before brokers and/or dealers may effect a Penny Stock transaction, they are required by the Act to provide investors with written disclosure documents containing information on various aspects of markets for penny stocks as well as specific information about the penny stock and the transaction involving the purchase and sale of that stock (e.g., price quotes and broker/dealer and associated person compensation). Subsequent to the transaction, the broker is required to deliver monthly or quarterly statements containing specific information about the penny stock. Because our common stock does not satisfy any of the Penny Stock exceptions, and it is not expected to in the near future, these added disclosure requirements will most likely negatively affect the ability of purchasers herein to sell our common stock in the secondary market, if any develops. You should seek outside advice before buying any stock.

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



                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis and Results of Operations," "Business" and elsewhere in this Prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our, or our industry's, actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include those listed under "Risk Factors" and elsewhere in this Prospectus.

This Prospectus should be read in conjunction with the financial statements and notes thereto appearing elsewhere herein. Except for historical information contained herein, certain statements herein are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risk Factors." These factors may cause our actual results to differ materially from any forward-looking statement.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Prospectus to conform such statements to actual results.

                                 USE OF PROCEEDS

The proceeds of the offering, after the release to us of an amount equal to 10% (up to an aggregate of $10,000 if the maximum number of Shares is sold), will remain deposited in the Rule 419 escrow account pending (i) consummation of an acquisition satisfying Rule 419, including reconfirmation by investors and delivery to investors of a Reoffer Prospectus or (ii) the lapse of 18 months from the date of this Prospectus. Consequently, after delivery to us of 10% of the proceeds, as permitted by Rule 419, the net amount to be maintained in escrow is $90,000 if the maximum number of Shares is sold, plus any interest earned or dividends paid thereon. We will use 10% of the proceeds released to pay for expenses with respect to the offer and sale of Shares.

We intend to apply the deposited funds, if and when available, to pay the costs and expenses incurred in attempting to effect a business combination, including selecting and evaluating an business entities, structuring and consummating a business combination and preparing and filing a post-effective amendment detailing the Reconfirmation Offer pursuant to Rule 419. Rule


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



419 requires that the fair market value of any acquired business be equal to at least 80% of the maximum offering proceeds.

To date, we have incurred organizational costs of approximately $10,000 and expect to incur filing, EDGAR compliance, legal and accounting expenses relating to the offering estimated at $37,278. Ten (10%) percent of the offering proceeds prior to the payment of such expenses ($10,000 if the maximum number of Shares is sold) may be delivered to us as permitted by Rule 419, and will be used to offset these expenses. We anticipate incurring additional expenses of approximately $10,000 to effectuate a business combination (as hereinafter defined) and to prepare a post-effective amendment to the registration statement.

                        MARKET PRICE FOR OUR COMMON STOCK

Our common stock has never been traded or quoted over-the-counter or on any other exchange and there has never been a trading market for our common stock. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this Prospectus or while the deposited securities remain in the Rule 419 Escrow. The deposited securities under this offering will remain in the Rule 419 Escrow until, among other things, our consummation of a business combination pursuant to the requirements of Rule 419. There can be no assurance that a trading market will develop if a business combination is consummated and the deposited securities from the Rule 419 Escrow are subsequently released.

                                    DIVIDENDS

We have never declared any cash dividends on our common stock. The payment of dividends is within the discretion of the board of directors. We currently intend to retain future earnings, if any, to fund the development and growth of our business and do not anticipate paying any dividends in the foreseeable future.

                                    BUSINESS

We were incorporated in Texas on March 10, 1995, under the name Sunrise Software Systems, Inc. Our initial business plan and operations consisted of the design and development of computer software programs focusing on the needs of professional writers, various collectors, entertainers and restaurant owners. As we only generated sales of approximately $16,000 from inception through December 31, 1998, we discontinued our sales efforts in late 1998.

Our main business focus is to engage in a merger, exchange of capital stock, asset acquisition or other similar business combination or acquisition with a business entity which as of yet has not been identified. Other than general corporate activities, including the negotiation and consummation of a business combination, we will not engage in any substantive commercial business until such time as we have effected a business combination.

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



We have not yet identified a prospective acquired business. There is no assurance we will be able to negotiate a business combination on terms favorable to us. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which we will require a target business opportunity to have achieved, and without which we would not consider a business combination in any form with such business opportunity. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics. There can be no assurance that an investment in the securities offered hereby will not ultimately prove to be less favorable to investors in this offering than a direct investment, if such opportunity were available, in an acquired business.

Because this offering and our merger and acquisition goals form the basis of our operations, our adherence to and satisfaction of the restrictions applicable to blank check offerings is essential to our business. These restrictions may make raising funds in this offering difficult and may make locating an entity with which to merge or acquire also more difficult.

If we are successful in raising funds in this offering consistent with Rule 419, we believe we can effect a merger or acquisition with a business entity.

The Rule 419 restrictions generally require that securities to be issued and the funds received be deposited and held in an escrow account until an acquisition meeting specified criteria is completed. Before the acquisition can be completed and before the funds and securities can be released, we are required to update this registration statement with a post-effective amendment within 5 business days after the effective date of any such post-effective amendment, furnish investors with such post-effective amendment, including audited financial statements regarding the proposed acquisition candidate and its business.

We must provide investors with at least 20 and no more than 45 days from the effective date of the post-effective amendment to decide to remain an investor or require the return of their investment funds. Any investor not making any decision within said 45 day period or deciding against such investment shall automatically receive a return of his investment funds within 5 business days. Unless a sufficient number of investors (enough to permit an acquisition of a business or asset having a value of 80% of the maximum offering proceeds) elect to remain investors, all investors will be entitled to the return of a pro-rata portion of the deposited funds (and any interest earned or dividends paid thereon) and none of the deposited securities will be issued to investors. Consequently, notwithstanding the fact that a majority of investors may be in favor of a prospective business combination, such investors may nevertheless have to accept the return of their investment in accordance with Rule 419, if more than 20% of the Rule 419 investors do not reconfirm their investment. Although not considered likely, officers and directors could acquire, on the same terms and conditions as other investors, up to 20% of the shares; if they were to do so, of the remaining unaffiliated stockholders, only those holding 20% in value of the shares offered would be required to vote in favor of a proposed acquisition.

Rule 419 further provides that if we do not complete an acquisition meeting specified criteria within 18 months of the effectiveness of this registration statement of which this Prospectus is a part thereof, all of the monies raised and held in escrow must be returned to investors.

Office Facilities

The nominal amount of office space required by our current state of operations is provided rent- free from the home of our president, Bonita S. Clifton, located at 753 Bandit Trail, Fort Worth, Texas 76180. We currently have no property.

In the event a merger or acquisition is effected, which cannot be assured, we expect to relocate to the office of the acquired business, which may have leased and/or owned office space. Such office space may be subject to various types of ownership limitations, such as mortgages or liens.

Employees

We currently have no employees. In the event we merge with or acquire a business entity, any such acquired business may or may not have our own employees.

          MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATION

Our business focus is to acquire or merge with a business entity that will allow us to generate revenues and earn profit. Management's discretion is unrestricted on deciding which entity to merge with or acquire, and we may participate in any business. In seeking to attain our business objectives, we will not restrict our search to any particular industry. We may investigate businesses of any kind or nature, including those in finance, technology, manufacturing, service, research and development, communications, insurance, brokerage and transportation. Management may also seek to become involved with other development stage companies or companies that could be categorized as financially troubled. At the present time, we have not chosen the particular area of business in which we propose to engage and have not conducted any market studies with respect to any business, property or industry. We have not limited the scope of our search to a particular region, and therefore may effectuate a business combination with another business outside the United States.

We do not intend to utilize any notices or advertisements in our search for business opportunities. We anticipate making contact with business prospects primarily through the efforts of our directors and officers, who may meet personally with management and key personnel of combination prospects, visit and inspect such prospects' facilities, assets, products and services, and undertake such further reasonable investigation as management deems appropriate, in consideration of our limited financial resources. However, all of our officers and directors are engaged full-time in other activities and therefore will devote only a minimal amount of time to our business. The lack of full-time management may have a materially adverse effect upon our business. At present, we have no employees. Even upon completion of the offering, our present intention is to avoid paying personnel except those whose services are required to satisfy Commission requirements, part-time secretarial and clerical help, and management and employees of any acquired business that we may acquire. It is contemplated that after the offering is consummated, management will spend such time in conducting our affairs as may be necessary, including but not limited to our efforts in connection with seeking out potential target companies and consummating a business combination. At this time, we cannot speculate as to the specific amount of time that will be spent by management in conducting our affairs.

We will not restrict our search for a merger or acquisition candidate to those referred by our officers or directors. We anticipate that certain acquired business candidates may be brought to our attention from various unaffiliated sources, including securities broker/dealers, investment bankers, venture capitalists, bankers, other members of the financial community, and affiliated sources. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, in the event we do, we would consider paying a finder's fee or other compensation.

As a development stage company, we have not realized a profit for any fiscal period nor achieved profitability, and expect to continue to incur operating losses for the foreseeable future. This lack of profitability results in our inability to assure that we will achieve profitability in the future or if profitability is achieved, that it can be sustained at a level sufficient to enable us to continue our operations and expansion. We recognize that as a result of our limited financial, managerial or other resources, the number of suitable potential businesses that may otherwise be available will be extremely limited.

Evaluation Criteria

We propose to internally analyze potential business opportunities. Management is comprised of individuals of varying business experiences, and management will rely on their own business judgment in formulating decisions as to the types of businesses that we may acquire or in which we may participate. It is possible that management will not possess business experience or expertise in the area in which a sought business entity engages.

Management anticipates that the selection of a business entity will be complex and risky because of the competition for such business opportunities among all segments of the financial community. The nature of our search for an acquired business requires maximum flexibility inasmuch as we may be required to consider various factors and divergent circumstances which may preclude meaningful direct comparison among the various business enterprises, products or services investigated. Investors should recognize that the possible lack of diversification among our acquisition candidates may not permit us to offset potential losses from one venture against profits from another. This should be considered a negative factor affecting any decision to purchase the shares. We will have virtually unrestricted flexibility in identifying and selecting a prospective acquired business, but in evaluating a prospective acquired business and determining the fair market value thereof, we will consider as many traditional business attributes as feasible.

Although it is anticipated that locating and investigating specific business proposals will take at least several months, the time this process may take cannot be assured. However, if we don't effect a merger or acquisition within 18 months, we will have to return any proceeds we generate from this offering. The time and costs required to select and evaluate an acquired business candidate (including conducting a due diligence review) and to structure and consummate the business combination (including negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and state corporate laws) cannot presently be ascertained with any degree of certainty.

Form and Structure of Acquisition

The methods and forms which we may utilize to effect a business combination include, for example, various types of mergers, acquisitions, consolidations, asset purchases and may also involve third party transactions with subsidiaries.

The likelihood of any merger or acquisition involving the issuance of our common stock is considered by management to be high. To the extent we issue shares of our common stock in connection with an acquisition, our existing shareholders will experience a dilution of their ownership interest. Additionally, a change in our control may occur. The actual form and structure of a business combination may be also dependent upon numerous other factors pertaining to the acquired business and its stockholders as well as potential tax and accounting treatments afforded the business combination. We have no commitments as of the date of this Prospectus to issue any shares of common stock.

If our securities are issued as part of an acquisition, we cannot predict whether such securities will be issued in reliance upon exemptions from registration under applicable federal or state securities laws or will be registered for public distribution. Although we believe public registration of securities will not be involved in a business combination, if registration of securities is required, substantial cost may be incurred and time delays encountered.

Management of Growth

If we are successful in effecting a business combination, we may experience significant growth in the number of our employees and the scope of our operating and financial systems. This growth may result in new and increased responsibilities for both existing and new management personnel. Our success depends largely on the ability of our managers to operate effectively, and the ability of the management of the acquired business to maintain its current operations. There can be no assurance that our management or the acquired business' management will be sufficient to manage any future growth in our business or that we will be able to implement in whole or in part our expansion program, and any failure to do so could have a material adverse effect on our operating results.

Cost and Expenses

As we are unable to predict what type of acquisition candidate may be found or introduced, we cannot accurately project or give any assurance regarding management's ability to implement new business operations, control our development, operating costs and expenses. Consequently, even if we are successful in effecting a business combination (of which there can be no assurance), if management is not able to adequately control costs and expenses, such new business operations may not generate any profit or may result in operating losses.

Results of Operations

We did not engage in operations for the fiscal year ending December 31, 1999 and therefore realized no cash flow. Other than general corporate activities, our current operations consist of the search for a merger or acquisition candidate. Aside from our officers and directors, we do not have any full or part time employees.

There were no revenues from operations for the fiscal year ending December 31, 1999 as compared to $1,200 in revenues for the fiscal year ending December 31, 1998. The costs and expenses for the fiscal year ending December 31, 1999 totaled $122 as compared to $707 in total costs and expenses incurred for the fiscal year ending December 31, 1998. The total loss for the fiscal year ending December 31, 1999 was $122, while the total loss for the fiscal year ending December 31, 1998 was $493. The decrease in revenue and costs and expenses is attributable to the discontinuation of our operations in order to attempt to locate a merger or acquisition candidate.

While we generated no revenues for the period ending March 31, 2000, we incurred expenses totaling $4,477, creating a total loss of $4,477.

Capital Resources And Liquidity

During the fiscal year ending December 31, 1999 we generated a total of $8,500 from shareholder loans as compared to $493 from shareholder loans during the fiscal year ending December 31, 1998.

Clifton Investment Group, Inc., co-owned by Bonita Clifton and David Clifton, loaned $20,000 to us on December 7, 1999. This loan is evidenced by a non-recourse promissory note. For more information on Bonita Clifton and David Clifton, please see "Certain Relationships and Related Transactions."


           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

We appointed Clyde Bailey, P.C. as our independent auditor on February 8, 2000. We have never retained any other independent auditor or accountant.


                                   MANAGEMENT

Current Directors, Executive Officers and Key Employees.

All of our directors serve one year terms and are reappointed annually. Our directors receive no compensation for serving or for attending meetings. The following table sets forth certain information about our directors and executive officers.

Bonita Clifton, age 42, has been our president and a director since our inception. She has been self-employed since September of 1985 as an author of fiction, although she devotes less than full time to such occupation. Mrs. Clifton has an Associates of Applied Science Degree in

Business from Blair College in Colorado Springs, Colorado. She is the wife of David Clifton, our chief financial officer and secretary.

David R. Clifton, age 40, has been our chief financial officer and secretary since inception. Mr. Clifton was a professional stockbroker for fifteen years until 1999. Since August 1999, he has been a small business financial consultant for Clifton Investment Group, Inc., which he co-owns with Bonita Clifton. He is a NASD member and holds Series 7 and 24 licenses, which are currently inactive. He intends to pursue an upper management position with another brokerage firm in the near future. He is the husband of Bonita Clifton, our president and director.

Robert A. Sears, age 32, has been a director since inception and was our chief executive officer from inception until December 1999. Mr. Sears is an independent software developer who maintains and writes extensive reporting systems for the Environmental Protection Agency in Annapolis, Maryland. He has technical experience in several programming languages, such as FoxPro, ORACLE, SQR Report Writer and Visual Basic. He graduated from Anne Arundel Community College with a degree in Electronic Data Processing.

Board of Directors

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and have qualified.

                             EXECUTIVE COMPENSATION

The following tables set forth information with respect to the compensation received by our chief executive officer since inception. No compensation in excess of $100,000 has ever been awarded to, earned by, or paid to any executive officer or director during any year since our inception.

                            Annual Compensation

---------------------------------------------------------------------------

         Name and                                                                          Other Annual
    Principal Position         Year         Salary ($)           Bonus ($)               Compensation ($)
-------------------------------------------------------------------------------------------------------------------
   Robert Sears, Chief         1995            - 0-                 -0-                         -0-
    Executive Officer
-------------------------------------------------------------------------------------------------------------------
   Robert Sears, Chief         1996            - 0-                - 0-                        - 0-
    Executive Officer
-------------------------------------------------------------------------------------------------------------------
   Robert Sears, Chief         1997            - 0-                - 0-                        - 0-
    Executive Officer
-------------------------------------------------------------------------------------------------------------------
   Robert Sears, Chief         1998            - 0-                - 0-                        - 0-
    Executive Officer
-------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------
   Robert Sears, Chief         1999            - 0-                - 0-                        - 0-
    Executive Officer        through
                             12-16-99

-------------------------------------------------------------------------------------------------------------------
    Bonita S. Clifton,       12-16-99          - 0-                - 0-                        - 0-
        President            through
                             4-30-00

-------------------------------------------------------------------------------------------------------------------


                Long Term Compensation

------------------------------------------------------

                  Awards                    Payouts

------------------------------------------------------

                                               Restricted           Securities            LTIP        All Other
      Name and Principal                          Stock             Underlying          Payouts     Compensation
           Position                Year        Award(s)($)           Options/             ($)            ($)
                                                                      SARs(#)
------------------------------------------- -----------------------------------------------------------------------
      Robert Sears, Chief          1995           - 0-                  -0-               -0-            -0-
       Executive Officer
------------------------------------------- -----------------------------------------------------------------------
      Robert Sears, Chief          1996           - 0-                 - 0-               - 0-          - 0-
       Executive Officer
------------------------------------------- -----------------------------------------------------------------------
      Robert Sears, Chief          1997           - 0-                 - 0-               - 0-          - 0-
       Executive Officer
------------------------------------------- -----------------------------------------------------------------------
      Robert Sears, Chief          1998           - 0-                 - 0-               - 0-          - 0-
       Executive Officer
------------------------------------------- -----------------------------------------------------------------------
      Robert Sears, Chief          1999           - 0-                 - 0-               - 0-          - 0-
       Executive Officer         through
                                 12-16-99
------------------------------------------- -----------------------------------------------------------------------
      Bonita S. Clifton,         12-16-99         - 0-                 - 0-               - 0-          - 0-
           President             through
                                 4-30-00
------------------------------------------- -----------------------------------------------------------------------


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our president, Bonita Clifton is married to David Clifton, our chief financial officer and secretary.

On December 7, 1999, Clifton Investment Group, Inc. loaned us $20,000. This is a nonrecourse loan evidenced by a promissory note executed on the same date. The promissory note bears interest at 10% per annum and must be repaid by us by December 7, 2001. Clifton Investment Group, Inc. is jointly owned by Bonita Clifton and David Clifton.

On September 9, 1999, John P. Andrews sold 25,000 shares of our common stock to David R. Clifton pursuant to exemptions from registration, including, but not limited to, Rule 504 of Regulation D under the Securities Act of 1933.

David Clifton is our primary source of contacts for our search for a business combination. Any merger candidate he may locate, or transaction he may recommend, is subject to the approval of the board of directors and, depending on the transaction's structure, possibly our shareholders.

It is possible that persons associated with management may refer a prospective merger or acquisition candidate to us. Whoever locates an entity with which we may merge or acquire will likely be compensated for their referral in the form of a finder's fee or other consideration normally paid in like transactions. However, no such amount has been established but is expected to be determined by us and the acquired business. Until a merger or acquisition candidate is located and a mutually agreed upon transaction is structured, the amount and type of compensation any finders, including our officers and directors, may receive will remain subject to negotiation.

No officer, director, or affiliate has or proposes to have any direct or indirect material interest in any asset proposed to be acquired through security holdings, contracts, options, or otherwise, although we are not precluding potential acquired businesses in which an officer, director, or affiliate may have such an interest.

Although management has no current plans to cause us to do so, it is possible that we may enter into an agreement with an acquisition candidate requiring the sale of all or a portion of our common stock held by our current stockholders to the acquisition candidate or principals thereof, or to other individuals or business entities; requiring some other form of payment to our current stockholders; or requiring the future employment of specified officers and payment of salaries to them. It is likely that any sale of securities by our current stockholders to an acquisition candidate would be at a price substantially higher than that originally paid by such stockholders. Any payment to current stockholders in the context of an acquisition of our common stock would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth certain information concerning ownership of each entity known to be the beneficial owner of more than five percent (5%) of our common stock, as well as the ownership of our directors and the shares held by our officers and directors as a group as of April 21, 2000. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided.

              Name and Address of           Number of Shares
                Beneficial Owner           Beneficially Owned   Percent of Class
                ----------------           ------------------   ----------------
                 Bonita Clifton               1,575,000(1)            56.7%
                753 Bandit Trail
            Fort Worth, Texas 76180

                 David Clifton                1,575,000(2)            56.7%
                753 Bandit Trail
            Fort Worth, Texas 76180

                  Robert Sears                 1,200,000              43.2%
               1276 Log Canoe Ct.
           Annapolis, Maryland 21403
       Officers and Directors as a Group       2,775,000              99.9%
       ---------------------------------

(1) Includes 375,000 shares beneficially owned by David Clifton, husband of Bonita Clifton. Bonita Clifton disclaims beneficial ownership of these shares.

(2) Includes 1,200,000 shares beneficially owned by Bonita Clifton, wife of David Clifton. David Clifton disclaims beneficial ownership of these shares.

                              PLAN OF DISTRIBUTION

We will sell a maximum of 1,000,000 Shares to the public on a best efforts basis. There can be no assurance that any of these Shares will be sold. The gross proceeds to us will be $100,000.00 if all the Shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by us, or any of our principals, to any person or firm in connection with solicitation of sales of the shares. We will pay the costs incurred in connection with the offering (see "Use of Proceeds").

The shares may be sold or distributed from time to time by our officers and directors to purchasers directly. All shares we sell and all proceeds tendered for such shares will be deposited into an escrow account with Charter Escrow. Only upon the satisfaction of the terms of Rule 419 will any proceeds be released either to us, if we successfully effect a business combination and receive sufficient reconfirmation from investors, or back to investors if we do not satisfy the Rule 419 acquisition requirements in a timely manner.

                            DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our Articles of Incorporation and Bylaws, copies of which have been incorporated by reference as exhibits to the registration statement of which this Prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

Our common stock has never traded or been quoted over-the-counter or on any exchange. However, we intend to have our common stock listed on the NASD OTC Bulletin Board.

We are authorized to issue 100,000,000 shares of common stock, no par value, and 50,000,000 shares of preferred stock, no par value.

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our common stock have no preemptive rights and no right to convert our common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

On January 31, 2000, the Board of Directors and holders of a majority of the outstanding shares of Common Stock approved a 3-for-1 forward stock split of our common stock increasing the number of shares of common stock issued and outstanding from 925,400 to 2,776,200.

Record Holders

As of May 3, 2000, there were 2,776,200 shares of common stock, no par value, issued and outstanding, held of record by four (4) stockholders.

                                  LEGAL MATTERS

The validity of the shares of common stock offered in this Prospectus has been passed upon for us by Kevin S. Woltjen, P.C., 900 Jackson Street, Suite 600, Dallas, Texas 75202, 214-712- 5673.

                                     EXPERTS

Audited financial statements of our operations appearing in this Prospectus and registration statement have been audited by Clyde Bailey, P.C., independent auditors, as set forth in their reports thereon, appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission to register the shares of our common stock to be sold by the selling stockholders. This Prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to us or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the Public Reference Room by calling the Commission at 1-800-SEC-0330, on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, system, or on the Commission's website at http://www.sec.gov. You should note that statements contained in this Prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

                         TRANSFER AGENT AND ESCROW AGENT

The transfer agent and registrar for the common stock is Signature Stock Transfer, Inc. which is located at 14675 Midway Road, Suite 221, Dallas, Texas 75244. Their phone number is (972) 788-4193.

The escrow agent for the Rule 419 escrow account is Charter Escrow, 3300 Oak Lawn Avenue, Suite 500, P.O. Box 190669, Dallas, Texas 75219, telephone number
(214) 526-8383.

                              FINANCIAL STATEMENTS

Our audited balance sheets from inception through December 31, 1999, the related audited statements of operations, stockholders' equity and cash flows for the fiscal years ended December 31, 1999, and unaudited financial information for the first quarter ended March 31, 2000, as prepared by Clyde Bailey, P.C., are attached hereto as Pages F-1 through F-12 and incorporated herein by this reference.




               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                        [Letterhead of Clyde Baily P.C.]



Board of Directors
Sunrise Software Systems, Inc.


                          INDEPENDENT AUDITOR'S REPORT

I have audited the accompanying balance sheet of Sunrise Software Systems, Inc. (Company) as of December 31, 1999 and 1998 and the related statement of operations, statement of stockholders' equity, and the statement of cash flows for the year ended December 31, 1999, 1998, and from inception to December 31, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has no viable operations to date and little or no tangible assets. This is further explained in the Note 4.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1999 and the results of its operations for the year then ended in conformity with generally accepted accounting principles.

                               /s/ Clyde Bailey

                           Certified Public Accountant

San Antonio, Texas
February 8, 2000

                          Sunrise Software Systems, Inc
                        (A Development Stage Enterprise)
                                  Balance Sheet
                             As of December 31, 1999


                                     ASSETS

  Current Assets:

       Cash                               $       8,378

              Total Current Assets                                $     8,378
                                                                ----------------

  Other Assets:

       Deposits                                  10,000
                                         ----------------

              Total Other Assets                                       10,000
                                                                ----------------

              Total Assets                                       $     18,378
                                                                ================


                                   LIABILITIES

   Current Liabilities:                  $            -

              Total Current Liabilities                                     -

            Long-Term Liabilities
                 Shareholder Loan                21,029

                                                                       21,029
                                                                ----------------
                         Total Liabilities                             21,029



                              STOCKHOLDERS' EQUITY

             Common Stock                                                    -
                 1,000,000 authorized shares, without par value
                  925,400 shares issued and outstanding
             Additional Paid-in-Capital                                 1,000
              Accumulated Deficit                                      (3,651)
                                                                ----------------
                        Total Stockholders' Equity                     (2,651)

                        Total Liabilities and
                                Stockholders'  Equity           $      18,378
                                                                ================


                                                                    Sunrise Software Systems, Inc.
                                                                   (A Development Stage Enterprise)
                                                                        Statement of Operations

                                                  For the Year Ended                                        From Inception
                                                     December 31                                           to December 31
Revenues:                                               1999                      1998                         1999
---------
                                              ---------------------------------------------------------------------------

      Revenues                                $             -            $       1,200               $         16,123

              Total Revenues                                -                    1,200                         16,123

Expenses:

      Consulting Expenses                                 122                      707                         19,774
                                              ---------------------------------------------------------------------------
              Total Expenses                              122                      707                         19,774
                                              ---------------------------------------------------------------------------
              Net Loss from Operations                   (122)                     493                         (3,651)

Provision for Income Taxes:

      Income Tax Benefit                                  -0-                      -0-                            -0-
                                              ---------------------------------------------------------------------------
              Net Income (Loss)               $         (122)           $          493              $          (3,651)
                                              ===========================================================================
Basic and Diluted Earnings per Common Share              Nil                       Nil                            Nil

Weighted Average number of Common Shares             925,400                   925,400                         925,400
      used in per share calculations
                                              ===========================================================================

                                      F-2


                                                               Sunrise Software Systems, Inc.
                                                             (A Development Stage Enterprise)
                                                             Statement of Stockholders' Equity
                                                                 As of December 31, 1999
                                                           No Par           Paid-In             Accumulated         Stockholders'
                                       Shares                Value          Capital               Deficit               Equity
                                       ------         -----------          --------              --------               ------

Balance January 1, 1998               925,400          $     -         $       1,000       $      (4,022)       $      (3,022)

Net Income (Loss)                                                                                    493                  493

                                ----------------------------------------------------------------------------------------------------
Balance, December 31, 1998            925,400                 -                1,000              (3,529)               (2,529)

Net Income (Loss)                                                                                   (122)                 (122)
                                ----------------------------------- ---------------------------------------- -----------------------

Balance December 31, 1999             925,400          $     -         $       1,000       $      (3,651)       $       (2,651)
                                ==============        =============     ===============     ===============      ===============


                                                        Sunrise Software Systems, Inc.
                                                       (A Development Stage Enterprise)
                                                            Statement of Cash Flows


                                                     For the Year Ended                              From Inception
                                                        December 31                                 to December 31
Cash Flows from Operating Activities:                      1999                     1998                   1999
-------------------------------------
                                                 ---------------------------------------------------------------------
                                                                                                  >
Net Income (Loss)                                 $        (104)             $      493           $       (3,651)

Changes in operating assets and liabilities:

          Deferred Tax Benefit                               -0-                     -0-                     -0-
          Deposits                                      (10,000)                                         (10,000)
                                                 --------------------------------------------  ----------------------
Total Adjustments                                       (10,000)                     -0-                 (10,000)

                                                 --------------------------------------------  ----------------------
Net Cash used in Operating  Activities                  (10,104)                    493                  (13,651)

Cash Flows from Investing Activities:
-------------------------------------

                                                 --------------------------------------------  ----------------------
Net Cash used in Investing Activities                         -                       -                        -

Cash Flows from Financing Activities:

          Shareholder Loan                               18,500                    (493)                  21,029
          Common Stock                                                                                     1,000
                                                             -                        -                        -
                                                 --------------------------------------------  ----------------------
Net Cash provided for Financing Activities               18,500                    (493)                  22,029


Net Increase in Cash                                      8,378                       0                   8,378

Cash Balance, Begin Period                                    -                       -                        -
                                                 --------------------------------------------  ----------------------
Cash Balance, End Period                          $       8,378               $       -           $        8,378
                                                 ================================================  ==================

                         Sunrise Software Systems, Inc.
                          Notes to Financial Statements



Note 1  -  Summary of Significant Accounting Policies

Organization

Sunrise Software Systems, Inc. ("the Company") was incorporated under the laws of the State of Texas on March 13, 1995 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Texas. The company has a total of 1,000,000 authorized shares without a stated par value and with 925,400 shares issued and outstanding as of December 31, 1999. The Company has been had only limited operating revenues or expenses since inception.

Development Stage Enterprise

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

Fixed Assets

The Company has no fixed assets at this time. The Company does hold a copyright on the title or article "The Write Track" issued in April of 1995. No value has been assigned to this copyright.

Federal Income Tax

The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounting Method

                 The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

                         Sunrise Software Systems, Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't)

         Earnings per Common Share

The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

Comprehensive Income

Statement  of  Financial   Accounting   Standards  (SFAS)  No.  130,  "Reporting
Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any assets requiring disclosure of comprehensive income.

Segments of an Enterprise and Related Information

Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and does not believe it is applicable at this time.

Note 2  -  Common Stock

In June of 1997, a forward split of close to 10 to 1 was placed into effect reflecting the total outstanding shares of 900,000 share of common stock to the principal officers. Accordingly, the accompanying financial statements have been retroactively restated to reflect the 10-to-1 stock split as if such stock split occurred as of the Company's date of inception.

                         Sunrise Software Systems, Inc.
                          Notes to Financial Statements


Note 3  -  Related Parties

The  Organization  has  no  significant   related  party   transactions   and/or
relationships any individuals or entities.

Note 4 - Going Concern

The Company has had no operations to date, has little or no tangible assets or financial resources, and incurred losses since inception. These losses and lack of operations raise substantial doubt about the Company's ability to continue as a going concern.

Note 5 - Income Taxes

Deferred income taxes arise from temporary differences resulting from the Company's subsidiary utilizing the cash basis of accounting for tax purposes and the accrual basis for financial reporting purposes. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the timing differences are expected to reverse. The Company's previous principal temporary differences relate to revenue and expenses accrued for financial purposes, which are not taxable for financial reporting purposes. The Company's material temporary differences consist of bad debt expense recorded in the financial statements that is not deductible for tax purposes and differences in the depreciation expense calculated for financial statement purposes and tax purposes.

The net deferred tax asset or liability is composed of the following:

                                                                        From
                                             1999          1998       Inception
                                             ----          ----   --------------

  Total Deferred Tax Assets            $       18      $    74        $   548
  Less: Valuation Allowance                   (18)         (74)          (548)
                                       -------------    ---------  ------------
           Net Deferred Tax Asset              -             -
      Total Deferred Tax Liabilities           -             -
                                       -------------    ---------  ------------
           Net Deferred Tax Liability          -             -
           Less Current Portion                -             -
                                       -------------    ---------  ------------

           Long-Term Portion           $       -       $     -        $
                                       =============   ==========  ============



Note 5  -  Subsequent Events

There were no other material subsequent events that have occurred since the balance sheet date that warrants disclosure in these financial statements.


                         Sunrise Software Systems, Inc.
                        (A Development Stage Enterprise)
                                  Balance Sheet



                                                           (Unauditied)      (Audited)
                                                            March 31        December 31
                                                                2000           1999
                                                          -------------    ------------
                                     ASSETS
 Current Assets
 Cash in Bank                                                 $1,901         $8,378
                                                            ---------      ----------
             Total Current Assets                              1,901          8,378

 Other Assets
 Deposits                                                     20,000         10,000
                                                            ---------      ----------
             Total Fixed Assets                               20,000         10,000

             Total Assets                                    $21,901         10,378
                                                            =========      ==========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

 Current Liabilities
 Accounts Payable                                                  -              -
                                                            ---------      ----------
             Total Current Liabilities                             -              -

 Non-Current Liabilities
 Shareholder Loan                                             29,029         21,029
                                                            ---------      ----------
                                                              29,029         21,029
                                                            ---------      ----------
             Total Liabilities                                29,029         21,029

 Commitments and contingencies                                     -              -

 Stockholders' Equity
 Common Stock, 1,000,000,000 Shares
    Authorized without par value, 925,400                          -              -
    shares issued and outstanding
 Paid In Surplus                                               1,000          1,000
 Accumulated Deficit                                          (8,128)        (3,651)
                                                         ------------    ----------
                                                              (7,128)        (2,651)
                                                         ------------    ----------
      Total Liabilities and Stockholders'Equity              $21,901         18,378
                                                         ============    ==========


                                      Sunrise Software Systems, Inc.
                                     (A Development Stage Enterprise)
                                   Consolidated Statement of Operations



                                                              (Unaudited)               (Audited)
                                                        For the Three Months          From Inception
                                                            Ended March 31            to March 31
                                                        -----------------------------------------------
                                                                2000          1999           2000
  Revenue
  Revenue                                                 $       -       $      -      $   16,123
                                                           ----------      ---------     -----------
              Total Revenues                                      -              -          16,123

  General and Administrative Expenses
  Consulting                                                  2,500              -          19,774
  Legal and Professional                                      1,400              -               -
  Other General and Administrative Expenses                     577              -               -
                                                           ----------      ---------     -----------
              Total General and
                Administrative Expenses                       4,477              -          19,774

              Income (Loss) from continuing
                operations before income taxes               (4,477)             -          (3,651)


  Provision for Income Taxes
  Income Tax Benefit                                              -              -               -
                                                           ----------      ---------     -----------
              Provision for Income Taxes                          -              -               -

              Net(Loss)                                  $   (4,477)      $      -      $   (3,651)
                                                           ==========      =========     ===========
              Net Loss per share                         $    0.005)      $  0.000      $   (0.004)

              Weighted Average Number of
                Shares Outstanding                          925,400              0         925,400


                                             Sunrise Software Systems, Inc.
                                          (A Development Stage Enterprise)
                                          Consolidated Statement of Cashflows




                                                                      (Unaudited)                   (Audited)
                                                                  For the Three Months            From Inception
                                                                      Ended March 31                to March 31
                                                                -------------    ---------      ---------------
                                                                     2000           1999              2000
                                                                -------------    ----------     ----------------
Cash Flows from Operating Activities:

Net Loss                                                       $  (4,477)              -          $  (3,651)
Adjustments to Reconcile Excess
  Contributions to cash provided from operations:

            Deposits                                             (10,000)              -            (10,000)
                                                                ----------      -----------        -----------
            Total Adjustments                                    (10,000)              -            (10,000)

Net Cash used in Operating Activities                            (14,477)              -            (13,651)

Cash flows from Investing Activities:

            Fixed Assets
                                                                ----------      -----------        -----------
Net Cash used in Investing Activities                                  -                                  -

Cash flows from Financing Activities

            Increase in Long-Term Debt                             8,000                             21,029
            Common Stock                                               -                             1,000
            Paid-In-Capital                                            -              -                  -
                                                                ----------      -----------        -----------
Net Cash used in Financing Activities                              8,000               -             22,029

Net Increase (Decrease) in Cash                                   (6,477)              -              8,378

Cash Balance, Begin of Period                                      8,378               -                  -

Cash Balance, End of Period                                    $   1,901     $         -           $  8,378
                                                                ========        ===========        ===========


                                             Sunrise Software Systems, Inc.
                                            (A Development Stage Enterprise)
                                      Consolidated Statement of Stockholders Equity


                                Common         Par          Paid-In         Retained
                                Shares        Value         Capital         Earnings             Total
                              ----------     -------      -----------     ------------         ----------

Balance January 1, 2000        925,400      $                1,000          (3,651)             $(2,651)

Net Income (Loss)                                                           (4,477)              (4,477)
                              ----------     -------      -----------     ------------         ----------
Balance March 31, 2000         925,400                       1,000          (8,128)             (7,128)
                              ==========     =======      ===========     ============         ==========

                         Sunrise Software Systems, Inc.
                        (A Development Stage Enterprise)


The financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with the generally accepted accounting principles have been omitted. However, in the opinion of management, all adjustments (which include only normal recurring accruals) necessary to present fairly the financial position and results of operations for the period presented have been made. The results for interim periods are not necessarily indicative of trends or of results to be expected for the full year. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's registration statement on Form 10SB, as amended.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Bylaws and certain sections of Texas Revised Statutes provide for indemnification of the our officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with us. To the extent that indemnification may be related to liability arising under the Securities Act, the Securities and Exchange Commission takes the position that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses of this offering, all of which we will pay:

SEC Registration Fee                                      $26
Blue Sky Fees and Expenses                             $3,000
Accounting Fees and Expenses                           $5,000
Legal Fees and Expenses                               $25,000
Transfer Agent and Registrar Fees and Expenses         $1,500
Escrow Agent Expenses                                    $750
Miscellaneous                                          $2,000
                                                    ------------
                                            Total     $37,278

ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES

On June 10, 1997, we issued the following shares of our common stock, no par value, to the following individuals pursuant to exemptions from registration, including, but not limited to, Rule 504 of Regulation D under the Securities Act of 1933 (the following share quantities reflect our January 2000 3-for-1 stock split):

Name                               Amount of Shares Sold
----                               ---------------------
Bonita S. Clifton                           1,198,650

Robert A. Sears                             1,198,650

David R. Clifton                            299,700

Andrew Marcellino                           1,200

On August 11, 1999, we issued 75,000 shares of our common stock to John P. Andrews pursuant to exemptions from registration, including, but not limited to, Rule 504.

ITEM 27.    EXHIBITS

Number      Description
---------------------------------------
3.1         Articles of Incorporation.

3.2         By-laws.

5           Opinion of Legality.

10.1 Escrow Agreement executed by and between the Company and Charter Escrow Company on April 28, 2000.

10.2        Promissory  note  by and between the Company and David Clifton dated
             December 7, 1999.

23.1        Consent of Clyde Bailey, P.C.

23.2        Consent of Kevin S. Woltjen, P.C.

27          Financial Data Schedule.

ITEM 28.          UNDERTAKINGS

(A)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                    (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                    (ii) Reflect in the  prospectus  any facts or events  which, individually or together, represent a fundamental change in the information in the registration statement; and

                    (iii)Include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e):

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f):

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to

Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this__4____ day of _May____ 2000.

                                                 Sunrise Software Systems, Inc.

                                                 By: __/s/ Bonita S. Clifton____
                                                 Bonita S. Clifton
                                                 Title: President

                                POWER OF ATTORNEY

The undersigned directors and officers of Sunrise Software Systems, Inc. hereby constitute and appoint Bonita S. Clifton, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorney-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post- effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorney-in-fact, or his substitute, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                               TITLE                         DATE

__/s/Bonita Clifton________    President & Director               May 4, 2000
Bonita S. Clifton


_/s/David Clifton__________    Chief Financial Officer            May 4, 2000
David Clifton                  & Secretary


_/s/Robert Sears___________    Chief Executive Officer            May 4, 2000
Robert Sears

                                INDEX TO EXHIBITS

Exhibit

Number            Description
------            -----------
3.1             Articles of Incorporation.

3.2             By-laws.

5               Opinion of Legality.

10.1 Escrow Agreement executed by and between the Company and Charter Escrow Company on April 28, 2000.

10.2 Promissory note by and between the Company and David Clifton dated December 7, 1999.

23.1            Consent of Clyde Bailey, P.C.

23.2            Consent of Kevin S. Woltjen, P.C.

27              Financial Data Schedule.



                                       3